UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 4, 2008
ViaSat, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21767	33-0174996

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1
EXHIBIT 99.2
ExHIBIT 99.3

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 4, 2008, ViaSat, Inc. approved amendments to the form of restricted stock unit agreement to be used in connection with standard grants of RSUs to employees and the form of restricted stock unit agreement to be used in connection with grants of RSUs to executive officers.
ViaSat also approved entering into an indemnification agreement, substantially in the form described below, with each of its directors and officers. The form of indemnification agreement provides for the circumstances under which ViaSat will indemnify its directors and officers and pay their expenses if they become involved in litigation as a result of their service with the company.
The preceding description of the form of indemnification agreement and form of restricted stock unit agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreements, which are filed as Exhibits 99.1 through 99.3 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Form of Indemnification Agreement between ViaSat, Inc. and each of its directors and officers

99.2	Form of Restricted Stock Unit Award Agreement under the Third Amended and Restated 1996 Equity Participation Plan of ViaSat, Inc. (for grants to employees)

99.3	Form of Executive Restricted Stock Unit Award Agreement under the Third Amended and Restated 1996 Equity Participation Plan of ViaSat, Inc. (for grants to executive officers)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2008	ViaSat, Inc.
	By:	/s/ Paul G. Castor
Paul G. Castor
Associate General Counsel

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